EXHIBIT 99.1
PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Improved Second-Quarter Results
GAAP EPS $.63 vs. $.11; 2012 Results Include $.43 Tax Benefit
Non-GAAP EPS $.40 vs. $.35
Revenue Down Slightly Due to Currency, Organic Growth 7%
Management Affirms Full-Year Outlook

RICHMOND, Va., July 26, 2012 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported second-quarter earnings.

Second-Quarter Highlights
GAAP:
•	Revenue down 1% (7% organic growth), EPS: $.63 vs. $.11
•	Segment profit up 31% (44% organic growth), margin 4.9% vs. 3.7%
•	International margin 5.0% vs. 3.6%
•	North America margin 4.8% vs. 4.2%
•	$.43 EPS tax benefit related to a change in retiree health care funding strategy
Non-GAAP:
•	Revenue down 1% (7% organic growth), EPS: $.40 vs. $.35
•	Segment profit up 4% (14% organic growth), margin 5.2% vs. 5.0%
•	International profit down slightly, margin 5.0% vs. 5.1%; lower profit in Latin America due to Venezuela and negative currency offset EMEA improvement from operations and a commercial settlement
•	North America cost reductions drive profit improvement; margin 5.7% vs. 4.5%
 Other:
•	Full-year outlook unchanged: organic revenue growth between 5% and 8%, segment margin approximately 7%
•	Future pension contributions to be funded with cash
•	Near-term pension contributions reduced by recent legislation
•	First-half capital spending down $20 million; full-year estimate below 2011 spend
•	2Q12 includes $.04 charge related to the appointment of permanent CEO

Tom Schievelbein, chairman, president and chief executive officer, said: “Second-quarter earnings outpaced year-ago results due primarily to higher profits in North America and EMEA.  Cost and productivity actions drove the improvement in North America.  EMEA profits reflect operating improvements in France and the Netherlands, where profit growth was supplemented by a commercial settlement.  Profits in Latin America declined due to higher than expected costs related to wage increases and changes in government regulations in certain countries.  We expect to offset these costs and resume profit growth in the second half of 2012.  Our full-year outlook continues to call for organic revenue growth in the 5% to 8% range, with a segment margin rate of about 7%.
“I am excited to begin my new role as CEO at Brink’s, and our management team is working to improve near-term results and build meaningful value for shareholders.  We made the July pension payment in cash and plan to use cash going forward in lieu of equity.  We also completed a detailed review of our capital spending and have reduced it below last year’s level.  Finally, we are changing to be a more customer-centric, focused organization.
“Brink’s has many strengths including an iconic brand, an unmatched global infrastructure, and superior operating expertise.  Our strategy is to leverage these strengths to drive profit turnarounds in North America and EMEA, support continued strong growth in Latin America, and deliver higher-value solutions to our customers.  I am committed to accelerating the execution of this strategy, and to achieving our goal to deliver a 10% segment margin in 2015.”

Summary Reconciliation of Second-Quarter GAAP to Non-GAAP EPS*
	Second Quarter		First Half
	2012	2011	2012	2011
GAAP EPS	$0.63	$0.11	$0.98	$0.50
Exclude U.S. retirement plan expenses	0.16	0.09	0.38	0.18
Exclude Belgium settlement charge	-	0.13	-	0.13
Exclude employee benefit settlement charge	-	0.01	0.02	0.01
Exclude gains on acquisitions and dispositions	(0.01)	-	(0.04)	(0.06)
Exclude tax benefit from change in retiree health care funding strategy	(0.43)	-	(0.43)	-
Adjust quarterly tax rate to full-year average rate	0.04	-	0.06	(0.03)
Non-GAAP EPS	$0.40	$0.35	$0.97	$0.74

Summary of Second-Quarter Results*
	Second Quarter				First Half
(In millions, except per share amounts)	2012	2011	% Change		2012	2011	% Change

GAAP
Revenues	$967	979	(1	) %	$1,934	1,893	2%
Segment operating profit (a)	48	37	31		115	89	29
Non-segment expense	(21)	(16)	31		(46)	(31)	46
Operating profit	27	20	30		69	57	20
Income from continuing operations (b)	31	5	fav		48	24	96
Diluted EPS from continuing operations (b)	0.63	0.11	fav		0.98	0.50	96

Non-GAAP
Revenues	$967	979	(1	) %	$1,934	1,893	2%
Segment operating profit (a)	50	49	4		120	101	19
Non-segment expense	(12)	(10)	17		(21)	(19)	11
Operating profit	39	39	-		99	82	20
Income from continuing operations (b)	19	17	13		47	36	32
Diluted EPS from continuing operations (b)	0.40	0.35	14		0.97	0.74	31

(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on pages 4 and 5.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on page 11-12.  Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Second Quarter 2012 vs. 2011 (Unaudited)
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	2Q '11	Change	Dispositions (b)	(c)	2Q '12	Total	Organic
Revenues:
Latin America	$361	56	-	(41)	376	4	16
EMEA	334	19	-	(37)	315	(6)	6
Asia Pacific	39	2	-	(2)	39	-	6
International	733	77	-	(80)	730	-	10
North America	247	(5)	(1)	(3)	238	(4)	(2)
Total	$979	71	(1)	(82)	967	(1)	7
Operating profit:
International	$26	15	-	(5)	36	39	58
North America	10	1	-	-	11	10	11
Segment operating profit	37	16	-	(5)	48	31	44
Non-segment (a)	(16)	(5)	-	-	(21)	31	31
Total	$20	11	-	(5)	27	30	54

Segment operating margin:
International	3.6%				5.0%
North America	4.2%				4.8%
Segment operating margin	3.7%				4.9%

Segment Results - Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	2Q '11	Change	Dispositions (b)	(c)	2Q '12	Total	Organic
Revenues:
Latin America	$361	56	-	(41)	376	4	16
EMEA	334	19	-	(37)	315	(6)	6
Asia Pacific	39	2	-	(2)	39	-	6
International	733	77	-	(80)	730	-	10
North America	247	(5)	(1)	(3)	238	(4)	(2)
Total	$979	71	(1)	(82)	967	(1)	7
Operating profit:
International	$37	4	-	(5)	37	(2)	12
North America	11	3	-	-	14	21	22
Segment operating profit	49	7	-	(5)	50	4	14
Non-segment (a)	(10)	(2)	-	-	(12)	17	17
Total	$39	5	-	(5)	39	-	13

Segment operating margin:
International	5.1%				5.0%
North America	4.5%				5.7%
Segment operating margin	5.0%				5.2%

(a)	Includes income and expense not allocated to segments.
(b)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
    Year-to-Date June 2012 vs. 2011 (Unaudited)
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '11	Change	Dispositions (b)	(c)	YTD '12	Total	Organic
Revenues:
Latin America	$693	125	-	(55)	762	10	18
EMEA	641	30	-	(50)	622	(3)	5
Asia Pacific	73	5	-	(3)	76	4	7
International	1,407	161	-	(108)	1,460	4	11
North America	486	(6)	(3)	(4)	474	(2)	(1)
Total	$1,893	155	(2)	(111)	1,934	2	8
Operating profit:
International	$71	33	-	(7)	97	36	46
North America	17	-	-	-	17	-	-
Segment operating profit	89	33	-	(7)	115	29	37
Non-segment (a)	(31)	(14)	-	-	(46)	46	46
Total	$57	18	-	(7)	69	20	32

Segment operating margin:
International	5.1%				6.7%
North America	3.5%				3.6%
Segment operating margin	4.7%				5.9%

Segment Results – Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '11	Change	Dispositions (b)	(c)	YTD '12	Total	Organic
Revenues:
Latin America	$693	125	-	(55)	762	10	18
EMEA	641	30	-	(50)	622	(3)	5
Asia Pacific	73	5	-	(3)	76	4	7
International	1,407	161	-	(108)	1,460	4	11
North America	486	(6)	(3)	(4)	474	(2)	(1)
Total	$1,893	155	(2)	(111)	1,934	2	8
Operating profit:
International	$83	23	-	(7)	98	19	28
North America	19	3	-	-	22	16	16
Segment operating profit	101	26	-	(7)	120	19	25
Non-segment (a)	(19)	(2)	-	-	(21)	11	11
Total	$82	24	-	(7)	99	20	29

Segment operating margin:
International	5.9%				6.7%
North America	3.8%				4.6%
Segment operating margin	5.3%				6.2%

Amounts may not add due to rounding. See page 4 for footnote explanations.

Non-Segment Expenses
Non-segment expenses increased from $16 million to $21 million due to increased retirement plan expenses ($4 million) and compensation charges related to the appointment of a permanent CEO, partially offset by an acquisition gain ($1 million).  On a non-GAAP basis, these expenses increased from $10 million to $12 million due to the appointment of a permanent CEO.

Capital Expenditures and Capital Leases
Year-to-date capital expenditures and capital lease additions were $82 versus $101 million in the year-ago period.  The reduction was driven primarily by a $9 million decline in North America.  Full-year fixed asset acquisitions are expected to be approximately $235 million versus $239 million in 2011.

Income Taxes
On a GAAP basis, Brink’s recorded a second-quarter tax benefit of $10 million (negative effective rate of 46%) due primarily to a $21 million non-cash tax benefit related to a change in retiree health care funding strategy.  Tax expense in the year-ago quarter was $6 million (effective rate of 36%).  The effective GAAP tax rate for 2012 is expected to be between 26% and 29%.  Non-GAAP earnings for the second quarter reflect an effective tax rate of 38.5%, which is the midpoint of the estimated non-GAAP full-year range of 37% to 40%.  Non-GAAP results for both periods exclude the aforementioned tax benefit.

Pension
On July 12, Brink’s contributed $7.4 million in cash to its primary U.S. pension plan.  Management intends to use cash to fund future contributions to the plan.  Near-term pension contributions will be reduced by recent legislation while the total liability is unchanged.  The new contribution amounts will be determined upon issuance of additional regulatory clarification on the new legislation.

Conference Call
Brink’s will host a conference call on July 26 at 11:00 a.m. Eastern Time to review second-quarter results.  Interested parties can listen by calling (800) 860-2442 (domestic), (412) 858-4600 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through August 9, 2012, by calling (877) 344-7529 (domestic) or + (412) 317-0088 (international).  The conference account number is 10015390.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2012, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP results provide information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operation.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2012, cost reduction and productivity measures and future results in Europe, North America and Latin America, including our operations in Mexico, anticipated 2012 acquisitions of fixed assets, our continued investment in Latin America, the anticipated annual effective tax rate for 2012, future pension contributions, the expected source of funding for future pension contributions, projected currency impact on revenue, projected non-segment expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2012.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to continuing market volatility and commodity price fluctuations and their impact on the demand for our services, our ability to continue profit growth in Mexico and the rest of Latin America, our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States and Europe, investments in information technology and value-added services and their impact on revenue and profit growth, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, the implementation of high-value solutions, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions and the impact of recent legislation titled Moving Ahead for Progress in the 21st Century thereon, the nature of our hedging relationships, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2011 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)

	GAAP		Non-GAAP
	Full-Year	Full Year 2012	Full-Year	Full Year 2012
	2011	Estimate	2011	Estimate
Organic revenue growth
International	12%	7% – 10%	12%	7% – 10%
North America	-	-	-	-
Total	8%	5% – 8%	8%	5% – 8%

Currency impact on revenue
International	5%	(4)% – (6)%	5%	(4)% – (6)%
North America	1%	-	1%	-
Total	4%	(3)% – (5)%	4%	(3)% – (5)%

Segment margin
International	6.9%	7.0% – 8.0%	7.3%	7.0% – 8.0%
North America	3.2%	3.6% – 4.6%	3.6%	4.5% – 5.5%
Total	5.9%	~7.0%	6.3%	~7.0%

Non-segment expense
General and administrative	$43	$43	$43	$43
Retirement plans (a)	25	48	-	-
Royalty income	(2)	(2)	(2)	(2)
CEO retirement costs (b)	4	-	-	-
Gains on acquisitions and asset dispositions (c)	(10)	(1)	-	-
Non-segment expense	$60	$89	$41	$41

Effective income tax rate	38%	26% – 29%	39%	37% – 40%

Interest expense	$24	$22 – 25	$24	$22 – 25

Net income attributable to
noncontrolling interests	$24	$24 – 28	$23	$24 – 28

Fixed assets acquired:
Capital expenditures	$196	$215	$196	$215
Capital leases (d)	43	20	43	20
Total	$239	$235	$239	$235

Depreciation and amortization	$162	$165 – 180	$162	$165 – 180

(a)	Costs related to U.S. retirement plans have been excluded from non-GAAP results.
(b)	Costs related to the 2011 retirement of the former CEO are excluded from non-GAAP results.
(c)	The following gains are excluded from non-GAAP results:
•	sale of the U.S. document destruction business ($6.7 million),
•	gains on acquisitions ($2.5 million in 2011 and $0.9 million in 2012),
•	sales of former operating assets ($0.5 million) in 2011.
(d)
Includes capital leases for newly acquired assets only.  Sales leaseback transactions that occurred during 2011 of $18 million for assets that were originally purchased and included as capital expenditures have been excluded from “Fixed assets acquired – capital leases.”

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Second Quarter		First Half
	2012	2011	2012	2011

Revenues	$967.1	979.3	$1,933.9	1,892.6

Costs and expenses:
Cost of revenues	798.9	808.6	1,585.9	1,566.2
Selling, general and administrative expenses	140.4	142.0	280.0	263.7
Total costs and expenses	939.3	950.6	1,865.9	1,829.9
Other operating income (expense)	(1.3)	(8.3)	0.9	(5.3)

Operating profit	26.5	20.4	68.9	57.4

Interest expense	(5.4)	(5.9)	(11.7)	(11.7)
Interest and other income (expense)	0.9	1.1	4.8	5.5
Income from continuing operations before tax	22.0	15.6	62.0	51.2
Provision for income taxes	(10.1)	5.6	6.1	17.0

Income from continuing operations	32.1	10.0	55.9	34.2

Income from discontinued operations, net of tax	-	2.6	-	3.7

Net income	32.1	12.6	55.9	37.9

Less net income attributable to noncontrolling interests	(1.6)	(4.7)	(8.4)	(10.0)

Net income attributable to Brink’s	$30.5	7.9	$47.5	27.9

Amounts attributable to Brink’s:
Income from continuing operations	$30.5	5.3	$47.5	24.2
Income from discontinued operations	-	2.6	-	3.7

Net income attributable to Brink’s	$30.5	7.9	$47.5	27.9

Earnings per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.63	0.11	$0.98	0.51
Discontinued operations	-	0.05	-	0.08
Net income	0.63	0.17	0.98	0.58

Diluted:
Continuing operations	$0.63	0.11	$0.98	0.50
Discontinued operations	-	0.05	-	0.08
Net income	0.63	0.16	0.98	0.58
(a) Earnings per share may not add due to rounding.

Weighted-average shares
Basic	48.5	47.8	48.3	47.7
Diluted	48.6	48.1	48.5	48.0

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	First Half
SELECTED CASH FLOW INFORMATION	2012	2011

Property and Equipment Acquired During the Period
Capital expenditures
International	$45.8	53.6
North America	27.2	18.0
Capital expenditures	73.0	71.6

Capital Leases (a)
International	2.7	5.7
North America	6.0	24.0
Capital Leases	8.7	29.7

Total
International	48.5	59.3
North America	33.2	42.0
Total	$81.7	101.3

Depreciation and amortization:
International	$53.0	52.7
North America	30.9	27.3
Depreciation and amortization	$83.9	80.0

(a)
Represents the amount of property and equipment acquired using capital leases.  Since these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.  Sales leaseback transactions are excluded from "Capital leases" in this table.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Dispositions (a)	Employee Benefit Settlement Losses (b)	U.S. Retirement Plans (c)	Tax Benefit on Change in Health Care Funding Strategy (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis

	Second Quarter 2012
Operating profit:
International	$36.4	-	0.3	-	-	-	36.7
North America	11.4	-	-	2.2	-	-	13.6
Segment operating profit	47.8	-	0.3	2.2	-	-	50.3
Non-segment	(21.3)	(0.9)	-	10.5	-	-	(11.7)
Operating profit	$26.5	(0.9)	0.3	12.7	-	-	38.6

Amounts attributable to Brink’s:
Income from continuing operations	$30.5	(0.6)	0.2	7.9	(20.9)	2.1	19.2
Diluted EPS – continuing operations	0.63	(0.01)	-	0.16	(0.43)	0.04	0.40

	First Half 2012
Operating profit:
International	$97.3	-	1.1	-	-	-	98.4
North America	17.2	-	-	4.4	-	-	21.6
Segment operating profit	114.5	-	1.1	4.4	-	-	120.0
Non-segment	(45.6)	(0.9)	-	25.2	-	-	(21.3)
Operating profit	$68.9	(0.9)	1.1	29.6	-	-	98.7

Amounts attributable to Brink’s:
Income from continuing operations	$47.5	(1.8)	0.8	18.5	(20.9)	3.0	47.1
Diluted EPS – continuing operations	0.98	(0.04)	0.02	0.38	(0.43)	0.06	0.97

(a)	To eliminate:
•	First quarter gain related to the sale of investments in mutual fund securities ($2 million). Proceeds from the sale were used to fund the settlement of pension obligations related to our former CEO.
•	Second quarter gain related to business acquisition ($0.9 million).
(b)
To eliminate employee benefit settlement losses related to severance payments made by Brink’s subsidiary in Mexico.  Employee termination benefits in Mexico are accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits.

(c)	To eliminate expenses related to U.S. retirement plans.
(d)	To eliminate tax benefit related to change in retiree health care funding strategy.
(e)
To adjust effective income tax rate in the interim period to be equal to the midpoint of the estimated range of the full-year non-GAAP effective income tax rate.  The midpoint of the estimated range of the full-year non-GAAP effective tax rate for 2012 is 38.5%.

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Dispositions (a)	Belgium Settlement Charge (b)	Employee Benefit Settlement Losses (c)	U.S. Retirement Plans (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis

Operating profit:	Second Quarter 2011
International	$26.2	-	10.1	1.0	-	-	37.3
North America	10.4	-	-	-	0.8	-	11.2
Segment operating profit	36.6	-	10.1	1.0	0.8	-	48.5
Non-segment	(16.2)	-	-	-	6.2	-	(10.0)
Operating profit	$20.4	-	10.1	1.0	7.0	-	38.5

Amounts attributable to Brink’s:
Income from continuing operations	$5.3	-	6.4	0.7	4.4	0.2	17.0
Diluted EPS – continuing operations	0.11	-	0.13	0.01	0.09	-	0.35

	First Half 2011
Operating profit:
International	$71.4	-	10.1	1.0	-	-	82.5
North America	17.2	-	-	-	1.5	-	18.7
Segment operating profit	88.6	-	10.1	1.0	1.5	-	101.2
Non-segment	(31.2)	(0.4)	-	-	12.4	-	(19.2)
Operating profit	$57.4	(0.4)	10.1	1.0	13.9	-	82.0

Amounts attributable to Brink’s:
Income from continuing operations	$24.2	(3.0)	6.4	0.7	8.8	(1.3)	35.8
Diluted EPS – continuing operations	0.50	(0.06)	0.13	0.01	0.18	(0.03)	0.74

(a)
To eliminate gains on available-for-sale equity and debt securities and gain related to acquisition of controlling interest in a subsidiary that was previously accounted for as an equity method investment.

(b)	To eliminate settlement charge related to exit of Belgium cash-in-transit business.
(c)
To eliminate employee benefit settlement loss related to severance payments made by Brink’s subsidiary in Mexico.  Employee termination benefits in Mexico are accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits.

(d)	To eliminate expenses related to U.S. retirement plans.
(e)	To adjust effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2011 was 38.6%.

Amounts may not add due to rounding.

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